UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2009
MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32404 (Commission File Number)	06-1529524 (IRS Employer Identification No.)
160 Raritan Center Parkway
Edison, New Jersey
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (732) 225-8910

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
     On January 29, 2009, Majesco Entertainment Company (the “Company”) issued a press release to update its financial results for its fiscal fourth quarter and year ended October 31, 2008 to reflect events occurring after the release on January 13, 2009 of preliminary financial results for such periods. Net income for the three and twelve months ended October 31, 2008 was $0.4 million, or $0.01 per share and $3.4 million, or $0.12 per share, respectively. This compares to a net loss for the three months ended October 31, 2008 of $(0.9) million or $(0.03) per share and net income for the twelve months ended October 31, 2008 of $2.1 million, or $0.08 per share, which was previously announced in the January 13, 2009 press release. The Company’s Annual Report on Form 10-K for the year ended October 31, 2008 will be filed today and will reflect the updated results.
     The previously announced financial results were updated to reflect a renegotiation of a litigation settlement that occurred subsequent to the Company’s previous earnings announcement. The settlement concerned securities class action litigation brought on behalf of a purported class of purchasers of the Company’s securities pending in the United States District Court, District of New Jersey. As a result of the change in the settlement agreement, the Company will revise the estimated charge for the settlement to $1.25 million (from $2.5 million previously recorded), representing the cash payment of $0.7 million and the value of one million shares as of the last day of the Company’s 2008 fiscal year. The final value of the settlement may change if the price of the common stock is different than $0.55 at the time such shares are distributed. The Company will adjust the fair value of the liability to the fair value of the common stock expected to be distributed at each balance sheet date and record the resulting change as a non-cash charge, or gain, to earnings in each period until the common stock is distributed.
     A copy of the Company’s press release is attached hereto as Exhibit 99.1. The information in this Current Report on Form 8-K, and the Exhibit attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference in any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits
     The following exhibit is furnished with this report:

Exhibit No.	Description

99.1	Press Release dated January 29, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY
By:	/s/ Jesse Sutton
	Name:	Jesse Sutton
	Title:	Chief Executive Officer

Date: January 29, 2009